U.S. Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 7, 2004

Commission file number 1-12793

STARTEK, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	84-1370538

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Garfield Street, Denver, Colorado 80206

(Address of principal executive offices; zip code)

(303) 361-6000

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

ITEM 5. OTHER EVENTS

     On May 11, 2004, the Company reported that its stockholders approved all proposals at its annual meeting of stockholders held on May 7, 2004. The proposals to increase the number of shares reserved for its employee stock option plan and director stock option plan and to ratify the selection of Ernst & Young LLP as its independent auditors for fiscal 2004 were approved. Additionally, A. Emmet Stephenson, Jr., William E. Meade, Jr., Ed Zschau and Hank Brown were re-elected as directors of the Company.

     Michael S. Shannon, who was an incumbent director and member of the Audit Committee of the Board and named as one of the Company’s nominees for re-election to the Board, declined to stand for re-election at the annual meeting for personal reasons. The Governance and Nominating Committee of the Board has begun a search for an additional independent director and Audit Committee member, and the Company is confident that a suitable replacement will be appointed in the next few months.

     Messrs. Zschau and Brown continue as members of the Audit Committee of the Board, and satisfy all qualification requirements of the New York Stock Exchange Corporate Governance Rules. The rules, however, require a three member Audit Committee and, consequently, the Company is currently not in technical compliance with the rules and continued listing standards of the Exchange. The Company has notified the Exchange of its plan to recruit and appoint an additional independent director within the next few months to comply with the rules. The Exchange will be notified when the Company appoints an additional independent director.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (c) Exhibits

Exhibit No.	Description
99.1	Press Release dated May 11, 2004

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STARTEK, INC.
Date: May 11, 2004	By:	/s/ Eugene L. McKenzie, Jr.
Eugene L. McKenzie, Jr.
Executive Vice President, Chief Financial Officer, Secretary, and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated May 11, 2004